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Exhibit 23.1

Consent of Arthur Andersen LLP

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 31, 2001 included in the APAC Customer Services, Inc. Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

                      Arthur Andersen LLP

Chicago, Illinois
June 26, 2001

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Consent of Arthur Andersen LLP